Exhibit 99.2

Lakeland Bancorp, Inc. to Acquire 1st Constitution Bancorp

OAK RIDGE, N.J. and CRANBURY, N.J., July 12, 2021 — The Boards of Directors of Lakeland Bancorp, Inc. (“Lakeland”) (NASDAQ: LBAI), the parent company of Lakeland Bank, and 1st Constitution Bancorp (“1st Constitution”) (NASDAQ: FCCY), the parent company of 1st Constitution Bank, announced today that they have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), under which Lakeland will acquire 1st Constitution.

The combined organization will have approximately $9.6 billion in assets and will rank as the 5th largest bank headquartered in New Jersey. The merger brings together two high-performing companies with complementary geographies and business lines.

Lakeland will acquire all of the outstanding shares of 1st Constitution in exchange for common shares of Lakeland and will cash out outstanding 1st Constitution options. The exchange ratio will be fixed at 1.3577 Lakeland shares for each 1st Constitution share, resulting in an aggregate transaction value of approximately $244.4 million, or $23.53 per share, which represents a 14% premium over the closing sale price per share of 1st Constitution common stock on July 9, 2021.

Thomas J. Shara, President and Chief Executive Officer of Lakeland and Lakeland Bank, remarked: “We are delighted to be combining with 1st Constitution and expanding Lakeland’s presence into central New Jersey. This business combination provides attractive financial attributes to shareholders of both Lakeland and 1st Constitution. This merger is consistent with our recent initiatives to expand into desirable markets. We look forward to working with 1st Constitution in delivering a broad array of business and consumer products into our expanded marketplace.”

Robert F. Mangano, President and Chief Executive Officer of 1st Constitution, stated: “We are excited to be partnering with such a respected and well-managed institution. This merger will bring together two outstanding organizations with similar cultures as well as strong relationships in New Jersey.” In connection with the merger, it is anticipated that Mr. Mangano will be appointed to the Boards of Directors of Lakeland and Lakeland Bank.

The Merger Agreement has been unanimously approved by the Boards of Directors of both companies. The merger is expected to close in the fourth quarter of 2021 or early first quarter 2022, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approval by the shareholders of Lakeland and 1st Constitution. In the transaction, 1st Constitution will merge into Lakeland, and 1st Constitution Bank will merge into Lakeland Bank, with Lakeland and Lakeland Bank being the surviving entities.

Key Transaction Highlights:

•	Continues Lakeland’s opportunistic acquisition growth and positions the Company to efficiently cross the $10 billion asset threshold in the future

•	Provides Lakeland with entry into attractive new markets in Mercer, Middlesex and Monmouth counties and enhances our presence in Ocean and Bergen counties in New Jersey

•	1st Constitution residential mortgage business enhances non-interest income

•	Strong cultural fit that combines two organizations with like-minded commitments to customers, communities and stockholders

Key Financial Highlights:

•	Strong earnings accretion: Approximately 10% accretive to Lakeland’s earnings per share

•	Achievable cost savings assumption of 44% or approximately $18 million in 2022

•	Reasonable tangible book value dilution: Approximately 3.9% dilutive to tangible book value per share at closing

•	Tangible book value earnback period projected to be approximately 3.3 years using the crossover method

•	Compelling economics with anticipated internal rate of return over 20%

•	Pro forma combined company with total assets of $9.6 billion, total loans of $7.4 billion, and deposits of $8.2 billion

1st Constitution’s directors and executive officers, who beneficially own in the aggregate approximately 13.2% of 1st Constitution’s outstanding shares, have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the holding company merger.

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Luse Gorman, PC served as legal counsel to Lakeland.

Raymond James served as financial advisor and Day Pitney LLP served as legal counsel to 1st Constitution.

Conference Call, Webcast and Investor Presentation

Lakeland and 1st Constitution will host a conference call and audio webcast at 10:00 a.m. ET on July 12, 2021 to review the proposed transaction. Lakeland President and Chief Executive Officer Thomas Shara and Chief Financial Officer Thomas Splaine will host the call with 1st Constitution President and Chief Executive Officer Robert Mangano. The conference call dial-in number is (866) 982-4138 and the international dial-in number is (873) 415-0277. Participants should ask to be joined into Conference ID 1564578 for the Lakeland Bancorp, Inc. (LBAI) call. Please dial in at least five minutes before the start of the call to register.

An investor presentation discussing the proposed transaction will be available for download on the “Investor Relations” link on Lakeland’s website https://www.lakelandbank.com

About Lakeland Bancorp, Inc.

Lakeland Bancorp, Inc, has an extensive branch network and commercial lending centers throughout New Jersey and in Highland Mills, New York, and offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey’s Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ. As of March 31st, 2021, Lakeland Bancorp had consolidated total assets, total loans, total deposits and total stockholders’ equity of $7.8 billion, $6.1 billion, $6.6 billion and $768.1 million, respectively.

About 1st Constitution Bancorp

1st Constitution Bancorp is a bank holding company headquartered and maintaining its main office in Cranbury, New Jersey with additional offices in Asbury Park, Fair Haven, Fort Lee, Freehold, Hamilton, Hightstown, Hillsborough, Hopewell, Jackson, Jamesburg, Lawrenceville, Little Silver, Long Branch, Manahawkin, Neptune City, Perth Amboy, Plainsboro, Princeton, Rocky Hill, Rumson, Shrewsbury and Toms River, New Jersey. Founded

in 1989, 1st Constitution provides deposit and loan banking services to corporations, individuals, partnerships and other community organizations throughout the central, coastal, and northeastern areas of New Jersey. As of March 31, 2021, 1st Constitution had consolidated total assets, total loans, total deposits and total stockholders’ equity of $1.8 billion, $1.3 billion, $1.6 billion and $191.3 million, respectively. 1st Constitution is proud to be recognized by Newsweek Magazine as the “Best Small Bank in New Jersey!”

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Lakeland Bancorp intends to file with the Commission a registration statement that will include a joint proxy statement of Lakeland Bancorp and 1st Constitution Bancorp that also constitutes a prospectus of Lakeland Bancorp. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Lakeland Bancorp and 1st Constitution Bancorp with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (973-697-2000). 1st Constitution Bancorp’s documents may be accessed and downloaded for free at 1st Constitution Bancorp’s website at www.1stconstitution.com or by directing a request to Investor Relations, 1st Constitution Bancorp, 2650 Route 130 P.O. Box 634 Cranbury New Jersey 08512 (609-655-4500).

Participants in the Solicitation

Lakeland Bancorp, 1st Constitution Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from 1st Constitution Bancorp’s and Lakeland Bancorp’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Lakeland Bancorp may be found in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the Commission on April 9, 2021 and can be obtained free of charge from Lakeland Bancorp’s website. Information regarding the directors and executive officers of 1st Constitution Bancorp may be found in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the Commission on April 22, 2021 and can be obtained free of charge from 1st Constitution Bancorp’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements with respect to the proposed mergers and the timing of consummation of the mergers that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all or other delays in completing the transaction; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Lakeland Bancorp or 1st Constitution Bancorp; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Lakeland

Bancorp or 1st Constitution Bancorp; failure to realize anticipated efficiencies and synergies if the Mergers are consummated; material adverse changes in Lakeland Bancorp’s or 1st Constitution Bancorp’s operations or earnings; decline in the economy in Lakeland Bancorp’s and 1st Constitution Bancorp’s primary market areas; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by Lakeland Bancorp’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Lakeland Bancorp or 1st Constitution Bancorp. Additional factors that could cause results to differ materially from those described above can be found in Lakeland Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent Commission filings, each of which is on file with the Commission and available in the “Investors Relations” section of Lakeland Bancorp’s website, www.lakelandbank.com, under the heading “Documents” and in other documents Lakeland Bancorp files with the Commission, and in 1st Constitution Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent Commission filings, each of which is on file with and available in the “Investor Relations” section of 1st Constitution Bancorp’s website, www.1stconstitution.com, under the heading “SEC Filings” and in other documents 1st Constitution Bancorp files with the Commission.

Neither Lakeland Bancorp nor 1st Constitution Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President and CEO

Thomas F. Splaine

EVP & CFO

973-697-2000

1st Constitution Bancorp:

Robert F. Mangano

President and CEO

609-655-4500